UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

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Delaware	000-54417	27-5079295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25311 I-45 Woodpark Business Center, Bldg. 6 Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2012, Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), Integrated Drilling Equipment, LLC and Integrated Drilling Equipment Company Holdings, LLC (collectively with the Company, the “Borrowers”) entered into a term loan and security agreement with Elm Park Credit Opportunities Fund, L.P. and Elm Park Credit Opportunities Fund (Canada), L.P., as lenders, and Elm Park Capital Management, LLC, as administrative agent (as amended on April 9, 2013, October 17, 2013, March 31, 2014 and December 31, 2014, the “Term Loan Agreement”). The Term Loan Agreement provides for a $20.0 million senior secured second-lien term loan facility (the “Term Facility”).

On December 14, 2012, the Borrowers also entered into an amended and restated revolving credit and security agreement with PNC Bank, National Association, as administrative agent and the initial lender (as amended on April 9, 2013, October 17, 2013, March 31, 2014 and December 31, 2014, the “Revolving Credit Agreement”). The Revolving Credit Agreement currently provides for a $13.5 million committed asset-based revolving credit facility (after taking into consideration the Fifth Revolving Facility Amendment (as defined and discussed below)), with a sublimit for letters of credit (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”).

Fifth Term Loan Amendment

On April 6, 2015, the Borrowers entered into the Fifth Amendment to Term Loan and Security Agreement and Forbearance Agreement (the “Fifth Term Loan Amendment”) to, among other things, (1) amend the maturity date of the Term Facility from September 30, 2015 to November 30, 2015; and (2) amend the capital expenditures covenant to limit capital expenditures to $350,000 for the period January1, 2015 through May 31, 2015.

In addition, the Fifth Term Loan Amendment provides that during the period beginning March 31, 2015 and ending on the earlier of (a) the occurrence of a Termination Event (as defined in the Fifth Term Loan Amendment) or (b) 5:00 pm Houston time on May 31, 2015, the lenders under the Term Facility agree to forbear from commencing any Enforcement Action (as defined in the Fifth Term Loan Amendment) as a result of certain Existing Defaults (as defined in the Fifth Term Loan Amendment) or the Borrowers’ failure to comply with either the fixed charge coverage ratio covenant or minimum EBITDA covenant in the Term Loan Agreement for the quarter ended March 31, 2105, so long as the Borrowers (1) have at least $5,000,000 in EBITDA, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120, less principal payments, previously made to Stephen Cope); (2) have a fixed charge coverage ratio of at least 1.0 to 1.0, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120, less principal payments, previously made to Stephen Cope); (3) furnish the agent and lenders with a Forbearance Compliance Certificate, in form and substance reasonably acceptable to the agent and lenders, within thirty days after the end of each month; and (4) diligently pursue options that would cause or enable the repayment in full of all obligations under the Revolving Facility, including by pursuing a financing commitment from a third party financing source.

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The Fifth Term Loan Amendment also provides that the agent under the Term Facility may take action to preserve its rights in the collateral securing the Term Facility.

In connection with the amendments and forbearance agreement described above, the Borrowers are required to continue to comply with the 2015 cost reduction plan approved by the Company’s Board of Directors.

Fifth Revolving Facility Amendment

On April 6, 2015, the Borrowers entered into the Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement and Forbearance Agreement (the “Fifth Revolving Facility Amendment”) to, among other things, (1) amend the maturity date of the Revolving Facility from March 31, 2015 to May 31, 2015; (2) amend the capital expenditures covenant to limit capital expenditures to $350,000 for the period January1, 2015 through May 31, 2015; (3) increase the Applicable Margin for revolving advances to 6.50% (from 5.50%); and (4) reduce the maximum amount for revolving advances to $13,500,000 (from $15,000,000).

In addition, the Fifth Revolving Facility Amendment provides that during the period beginning March 31, 2015 and ending on the earlier of (a) the occurrence of a Termination Event (as defined in the Fifth Revolving Facility Amendment) or (b) 5:00 pm Houston time on May 31, 2015, the lenders under the Revolving Facility agree to forbear from commencing any Enforcement Action (as defined in the Fifth Revolving Facility Amendment) as a result of certain Existing Defaults (as defined in the Fifth Revolving Facility Amendment) or Borrowers’ failure to comply with either the fixed charge coverage ratio covenant or minimum EBITDA covenant in the Revolving Credit Agreement for the quarter ended March 31, 2105, so long as the Borrowers (1) have at least $5,000,000 in EBITDA, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120, less principal payments, previously made to Stephen Cope); (2) have a fixed charge coverage ratio of at least 1.0 to 1.0, measured monthly on a trailing twelve-month basis (with an add-back for a one-time severance payment of $2,520,120, less principal payments, previously made to Stephen Cope); (3) furnish the agent and lenders with a Forbearance Compliance Certificate, in form and substance reasonably acceptable to the agent and lenders, within thirty days after the end of each month; and (4) diligently pursue options that would cause or enable the repayment in full of all obligations under the Revolving Facility, including by pursuing a financing commitment from a third party financing source.

The Fifth Revolving Facility Amendment also provides that the agent under the Revolving Facility may take action to preserve its rights in the collateral securing the Revolving Facility, decrease or increase any advance rates from time to time in agent’s credit judgment, or increase, modify the amount, timing or purpose of any reserves as agent deems proper from time to time in agent’s credit judgment.

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In connection with the amendments and forbearance agreement described above, the Borrowers (1) are required to continue to comply with the 2015 cost reduction plan approved by the Company’s Board of Directors and (2) were required to affirm and acknowledge the imposition of a $500,000 reserve against availability under the Revolving Facility (as of November 13, 2014) and the imposition of an additional reserve in the amount of $50,000 per week starting November 17, 2014, until such time as the agent may determine in its sole Credit Judgment (as defined in the Revolving Credit Agreement).

The foregoing descriptions of the Fifth Term Loan Amendment and the Fifth Revolving Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the Fifth Term Loan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and the Fifth Revolving Facility Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K, respectively, each of which is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Term Loan and Security Agreement and Forbearance Agreement, dated April 6, 2015, among Integrated Drilling Equipment Holdings Corp., Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, the lenders party thereto, and Elm Park Capital Management, LLC as agent for the lenders.

10.2	Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement and Forbearance Agreement, dated April 6, 2015, among Integrated Drilling Equipment, LLC, Integrated Drilling Equipment Company Holdings, LLC, Integrated Drilling Equipment Holdings Corp., and PNC Bank, National Association as agent for the lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

Date: April 8, 2015	By:	/s/ N. Michael Dion
		Name:	N. Michael Dion
		Title:	Chief Financial Officer

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